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                                                                    Exhibit 1.1





                               5,600,000 Shares

                            CARDINAL HEALTH, INC.

                                Common Shares


                         U.S. UNDERWRITING AGREEMENT


                                                               September  , 1994


SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
WILLIAM BLAIR & COMPANY

     As Representatives of the Several Underwriters

c/o  SMITH BARNEY INC.
     1345 Avenue of the Americas
     New York, New York  10105

Dear Sirs:

           Cardinal Health, Inc., an Ohio corporation (the "Company"), proposes to issue and sell an aggregate of 1,280,000 common shares, without par value, and the persons named in Part A of Schedule I hereto (the "Selling Shareholders") propose to sell an aggregate of 4,320,000 common shares of the Company (together with the 1,280,000 common shares to be issued and sold by the Company, the "Firm Shares") to the several Underwriters named in Schedule II hereto (the "U.S. Underwriters") for whom Smith Barney Inc., Goldman, Sachs & Co., Bear, Stearns & Co. Inc., and William Blair & Company are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering overallotments, the Company and the Selling Shareholders listed in Part B of Schedule I hereto also propose to sell to the U.S. Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 1,050,000 common shares (the "Additional Shares"). The Company and the Selling Shareholders are hereinafter sometimes referred to as the "Sellers." The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Company's common shares, without par value, including the Shares and the International



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Shares (as defined herein), are hereinafter referred to as the "Common Shares."

                 It is understood that the Company and the Selling Shareholders are concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), providing for the sale of 1,400,000 common shares (the "International Shares"), of which 320,000 shares will be sold by the Company and 1,080,000 shares will be sold by the Selling Shareholders through arrangements with certain underwriters outside the United States and Canada (the "Managers"), for whom Smith Barney Inc., Goldman Sachs International, Bear, Stearns International Limited and William Blair & Company are acting as lead Managers (the "Lead Managers"). All Common Shares proposed to be offered to the Managers pursuant to the International Underwriting Agreement, are herein called the "International Shares"; the International Shares and the Shares, collectively, are herein called the "Underwritten Shares" and the offering of the Underwritten Shares pursuant to this Agreement and the International Underwriting Agreement is herein called the "Combined Offering."

                 The Company and the Selling Shareholders also understand that the Representatives and the Lead Managers have entered into an agreement (the "Agreement Between U.S. Underwriters and Managers") contemplating the coordination of certain transactions between the U.S. Underwriters and the Managers and that, pursuant thereto and subject to the conditions set forth therein, the U.S. Underwriters may purchase from the Managers a portion of the International Shares or sell to the Managers a portion of the Shares. The Company and the Selling Shareholders understand that any such purchases and sales between the U.S. Underwriters and the Managers shall be governed by the Agreement Between U.S. Underwriters and Managers and shall not be governed by the terms of this Agreement or the International Underwriting Agreement.

                 The Company and the Selling Shareholders wish to confirm as follows their respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 33-55093) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The



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term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

                 It is understood that two forms of Prepricing Prospectus and two forms of Prospectus are to be used in connection with the offering and sale of the Underwritten Shares: a Prepricing Prospectus and a Prospectus relating to the Shares that are to be offered and sold in the United States (as defined herein) or Canada (as defined herein) to U.S. or Canadian Persons



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(the "U.S. Prepricing Prospectus" and the "U.S. Prospectus," respectively), and a Prepricing Prospectus and a Prospectus relating to the International Shares which are to be offered and sold outside the United States and Canada to persons other than U.S. or Canadian Persons (the "International Prepricing Prospectus" and the "International Prospectus," respectively). The U.S. Prospectus and the International Prospectus are herein collectively called the "Prospectuses," and the U.S. Prepricing Prospectus and the International Prepricing Prospectus are herein called the "Prepricing Prospectuses." For purposes of this Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as applicable; "U.S. or Canadian Person" means any resident or national of the United States or Canada, any corporation, partnership or other entity created or organized in or under the laws of the United States or Canada or any estate or trust the income of which is subject to United States or Canadian income taxation regardless of the source of its income (other than the foreign branch of any U.S. or Canadian Person), and includes any United States or Canadian branch of a person other than a U.S. or Canadian Person; "United States" means the United States of America (including the states thereof and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction; and "Canada" means Canada (including each of the provinces thereof) and its territories, possessions and other areas subject to its jurisdiction.

         2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each U.S.
Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___ per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders.

                 Each Selling Shareholder agrees, subject to all the terms and conditions set forth herein, to sell to each U.S. Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each U.S. Underwriter, severally and not jointly, agrees to purchase from each Selling Shareholder at the purchase price per share the number of Firm Shares which



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bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders.

                 The Company and the Selling Shareholders listed in Part B of
Schedule I hereto also agree, subject to all the terms and conditions set forth herein, to sell to the U.S. Underwriters, and upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained, subject to all the terms and conditions set forth herein, the U.S. Underwriters shall have the right to purchase from the Company and the Selling Shareholders listed in Part B of Schedule I hereto, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised prior to 9:00 p.m., New York City time, on the 30th day after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 266,949 Additional Shares from the Company and up to an aggregate of 783,051 Additional Shares from the Selling Shareholders listed in Part B of Schedule I hereto (the maximum number of Additional Shares that each of them agrees to sell upon the exercise by the U.S. Underwriters of the over-allotment option is set forth opposite their respective names in Part B of Schedule I). Additional Shares may be purchased only for the purpose of covering overallotments made in connection with the offering of the Firm Shares. The number of Additional Shares that the U.S. Underwriters elect to purchase upon any exercise of the over-allotment option shall be provided by the Company and each Selling Shareholder who has agreed to sell Additional Shares in proportion to the respective maximum numbers of Additional Shares that each such Selling Shareholder has agreed to sell. Upon any exercise of the over-allotment option, each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder who has agreed to sell Additional Shares the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) that bears the same proportion to the number of Additional Shares to be sold by the Company and each Selling Shareholder who has agreed to sell Additional Shares as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Shareholders.




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                 Certificates in transferable form for (or for Class B Common
Shares of the Company convertible into, or notices of exercise of options in respect of) the Shares (including any Additional Shares) that each of the Selling Shareholders agrees to sell pursuant to this Agreement have been placed in custody with the person set forth opposite the name of such Selling Shareholder in Part A of Schedule I (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Shareholders appointing the person set forth opposite the name of such Selling Shareholder in Part A of Schedule I as agents and attorneys-in-fact (the "Attorneys-in-Fact"). Each Selling Shareholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to the interests of the U.S. Underwriters, the Company and each other Selling Shareholder, (ii) the arrangements made by the Selling Shareholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Shareholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death or incapacity of any Selling Shareholder or the occurrence of any other event or, if the Selling Shareholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of such Selling Shareholder. If any Selling Shareholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder or if the Selling Shareholder is not a natural person, shall dissolve, wind up, distribute assets or if any other event affecting the legal existence of such Selling Shareholder shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Shareholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity, dissolution, winding up or distribution of assets or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or any U.S. Underwriter shall have received notice of such death, incapacity, dissolution, winding up or distribution of assets or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Shareholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Shareholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Shareholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Shareholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.



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Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

         3. TERMS OF PUBLIC OFFERING.  The Company and the Selling
Shareholders have been advised by you that the U.S. Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the U.S. Prospectus.

         4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the U.S. Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 1345 Avenue of the Americas, New York, NY 10105,
at 10:00 A.M., New York City time, on               , 1994 (the "Closing
Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company and the Attorneys-in-Fact.

                 Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the U.S. Underwriters to the Attorneys-in-Fact of the U.S. Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you, the Company and the Attorneys-in-Fact.

                 Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 1:00 P.M., New York City time, on the third business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates and stockpowers evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House


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(next day) funds to the order of the Company or the Selling Shareholders, as the case may be.

         5. AGREEMENTS OF THE COMPANY. The Company agrees with the several U.S. Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practical and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectuses or the Prospectuses or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph
(f) below, of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectuses (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectuses (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectuses (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge (i) five signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably



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request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and (iv) five copies of the exhibits to the Incorporated Documents.

                 (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectuses or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which you shall object after being so advised or (ii) so long as, in the written opinion of counsel for the U.S. Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any U.S. Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the U.S. Underwriters, prior to or concurrently with such filing.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the U.S. Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by dealers, prior to the date of the U.S. Prospectus, of each U.S. Prepricing Prospectus so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as reasonably practical and thereafter from time to time for such period as in the written opinion of counsel for the U.S. Underwriters a U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer, the Company will deliver to each U.S. Underwriter and each dealer, without charge, as many copies of the U.S. Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the U.S. Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several U.S. Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the U.S. Prospectus is required by the Act to be delivered in connection with sales by any U.S. Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the U.S. Underwriters is required to be set forth in the U.S. Prospectus (as then amended or supplemented) or should be set forth therein




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in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the U.S. Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to the U.S. Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several U.S. Underwriters, agree that the U.S. Prospectus should be amended or supplemented, the Company, if requested by you, will promptly consider issuing a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the U.S. Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several U.S. Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                 (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission or the New York Exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the U.S. Underwriters because of any failure or refusal on the part of the Company or any of the




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Selling Shareholders to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the U.S. Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectuses.

                 (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectuses pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                 (m) For a period of 90 days after the date hereof (the "Lock-up Period"), the Company will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell or otherwise dispose of any Common Shares (or any securities convertible into or exercisable or exchangeable for Common Shares) or grant any options or warrants to purchase Common Shares, except for sales to the U.S. Underwriters pursuant to this Agreement and except for Common Shares issued pursuant to outstanding stock options or issued pursuant to the Company's Stock Incentive or Directors' Options Plans, or any Company 401(k) plan, issued in any acquisitions or issued upon conversion of Class B Common Shares of the Company.

                 (n) Except as stated in this Agreement and in the International Underwriting Agreement and in the Prepricing Prospectuses and Prospectuses, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                 (o) The Company will use all reasonable efforts to have the Common Shares listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the registration statement.

                 (p) The Company will use all reasonable efforts to satisfy on or before the Closing Date or any Option Closing Date, as the case may be, all conditions to the U.S. Underwriters obligations to purchase the Shares.

         6. AGREEMENTS OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders agrees with the several U.S. Underwriters as follows:



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                 (a) Such Selling Shareholder will cooperate to the extent
necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

                 (b) Such Selling Shareholder will pay all Federal and other taxes, if any on the transfer or sale of such Shares that are sold by the Selling Shareholder to the U.S. Underwriters.

                 (c) Such Selling Shareholder will do or perform all things required to be done or performed by the Selling Shareholder prior to the Closing Date or any Option Closing Date, as the case may be, to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                 (d) Such Selling Shareholder will not sell, contract to sell or otherwise dispose of any Common Shares, except for the sale of Shares to the U.S. Underwriters pursuant to this Agreement, prior to the expiration of 90 days after the date of the U.S. Prospectus, without the prior written consent of Smith Barney Inc.

                 (e) Except as stated in this Agreement and the International Underwriting Agreement and in the Prepricing Prospectuses and the Prospectuses, such Selling Shareholder has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                 (f) Such Selling Shareholder will advise you promptly upon becoming aware (it being acknowledged by you that no Selling Shareholder is under any duty or obligation to undertake any independent investigation), and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, properties, net worth or results of operations or of any change in information relating to such Selling Shareholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectuses or any amendment or supplement thereto which comes to the attention of such Selling Shareholder that makes any statement made in the Registration Statement or the Prospectuses (as then amended or supplemented, if amended or supplemented) untrue in any material respect or that the Registration Statement or Prospectuses (as then amended or supplemented, if amended or supplemented) omit or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectuses (as then



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amended or supplemented, if amended or supplemented), in order to comply with the Act or any other law.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each U.S. Underwriter that:

                 (a) Each U.S. Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act; except that this representation and warranty does not apply to statements in or omissions from such U.S. Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Selling Shareholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers or by a Selling Shareholder expressly for use therein. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                 (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectuses and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information relating to any Selling Shareholder or to any U.S. Underwriter or Manager furnished to the Company in writing by a U.S. Underwriter through the Representatives or by a Manager through the Lead Managers or by a Selling Shareholder expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed),



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contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (d) All the outstanding shares of Common Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectuses.

                 (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

                 (f) All of the Company's subsidiaries (collectively, the "Subsidiaries") required to be disclosed pursuant to Item 601(b)(21) of Regulation S-K are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectuses, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and (except for outstanding shares of preferred




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stock of Cardinal Syracuse, Inc. and 49% of the outstanding shares of Renlar
Inc. are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance except for any such encumbrances that will not have a Material Adverse Effect.

                 (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectuses but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                 (h) Neither the Company nor any of the Subsidiaries is in (i) violation of its certificate or articles of incorporation or by-laws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect).

                 (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement or the International Underwriting Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in




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accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (j) The accountants, Deloitte & Touche and Arthur Andersen & Co., who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectuses (or any amendment or supplement thereto) are to the Company's knowledge independent public accountants as required by the Act.

                 (k) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectuses (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

                 (l) The execution and delivery of, and the performance by the Company of its obligations under, each of this Agreement and the International Underwriting Agreement have been duly and validly authorized by the Company, and each of this Agreement and the International Underwriting Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of



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equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and (iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                 (m) Except as disclosed in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock of the Company, or material increase in the long-term debt, of the Company or any of the Subsidiaries, or any development having or which may reasonably be expected to have, a Material Adverse Effect.

                 (n) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectuses as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectuses or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectuses as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions in titled property or leases as in the aggregate will not have a Material Adverse Effect.

                 (o) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectuses, except where the failure to have any such Permit would not have a Material Adverse Effect and subject to such qualifications as may be set forth in the Prospectuses; to their knowledge, the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectuses, or such cases would not have a Material Adverse Effect.




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                 (p) The Company and each Subsidiary is and, as of the Closing
Date will be, (i) in compliance with all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received, or as of the Closing Date will receive, all Permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) is, or as of the Closing Date will be, in compliance with all terms and conditions of any such Permit, license or approval, except, with respect to clauses (i), (ii), and (iii) above, where such noncompliance with Environmental Laws, failure to receive required Permits, licenses or other approvals or failure to comply with the terms and conditions of such Permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a Material Adverse Effect.

                 (q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental laws or any Permit, license or approval, any related constraints on operating activities and any liabilities to third parties or in connection with off- site disposal of hazardous substances) that, as of the date hereof, or as of the Closing Date will, singly or in the aggregate, have a Material Adverse Effect.

                 (r) Except as described in the Prospectuses, no holder of any security of the Company has any right to require registration of Common Shares or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement, or otherwise. No such rights with respect to shares of Common Shares not listed in Schedule I hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 90 days after the date hereof. Except as described in or contemplated by the Prospectuses, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of Common Shares of the Company or any security convertible into or exchangeable or exercisable for Common Shares of the Company, except for Cardinal Exchange Options, Class B Common Shares and such options or rights or Common Shares as may be awarded or issued pursuant to the Company's Stock Incentive or Directors' Option Plans or issued in any acquisition.

                 (s) The Company is not and, upon sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in




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the Prospectuses under the caption "Use of Proceeds," will not be an
"investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (t) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

         8. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.
Each Selling Shareholder represents and warrants to each U.S. Underwriter that:

                 (a) Such Selling Shareholder now has, and on the Closing
Date and any Option Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Prospectuses and except for the conversion of Class B Common Shares or exercise of options for Common Shares offered in the Combined Offering.

                 (b) Such Selling Shareholder now has, and on the Closing
Date and any Option Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement and the International Underwriting Agreement, and upon delivery of and payment for such Shares hereunder, the several U.S. Underwriters will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

                 (c) This Agreement, the International Underwriting
Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are the valid and binding agreements of such Selling Shareholder enforceable against such Selling Shareholder in accordance with their terms, except that (i) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought and
(iii) rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                 (d) Neither the sale of the Shares, the execution, delivery or performance of this Agreement, the International Underwriting Agreement or the Custody Agreement by or on behalf




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of such Selling Shareholder nor the consummation by or on behalf of such
Selling Shareholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act or compliance with the securities or Blue Sky laws of various jurisdictions), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is or may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to such Selling Shareholder, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to the terms of any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound or to which any of the property or assets of such Selling Shareholder is subject.

                 (e) The Registration Statement and the Prospectus, insofar as they contain information relating to such Selling Shareholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (f) The representations and warranties of such Selling Shareholder in the Custody Agreement are, and on the Closing Date and any Option Closing Date will be, true and correct.

                 (g) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares, except for the lock-up arrangements referred to in the Prospectuses.

                 (h) Such Selling Shareholder (without undertaking any independent investigation) does not have any knowledge that the Registration Statement or the Prospectuses (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless you and each other U.S. Underwriter and each person, if any, who controls any U.S.




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Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the
Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any U.S. Prepricing Prospectus or in the Registration Statement or the U.S. Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such U.S. Underwriter or Manager furnished in writing to the Company by or on behalf of any U.S. Underwriter through you or by or on behalf of any Manager through a Lead Manager expressly for use in connection therewith; provided, that if any Prepricing Prospectus or the Prospectus (either prior to the effective date of the Registration Statement or during the period specified in
Section 5(f) hereof) contained any alleged untrue statement or allegedly omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission shall have been corrected in a revised Prepricing Prospectus or in the Prospectus or in an amended or supplemented Prospectus, the Company shall not be liable to any U.S. Underwriter pursuant to this paragraph with respect to such alleged untrue statement or alleged omission to the extent that any such loss, claim, damage or liability of such U.S. Underwriter results from the fact that such U.S. Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of a revised Prepricing Prospectus, the Prospectus or the Prospectus as amended or supplemented, as the case may be, containing a correction of such alleged misstatement or omission, if the Company has made available a reasonable number of copies thereof to such U.S. Underwriter prior to the confirmation of such sale.

                 (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless you and each other U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act with the same exceptions and to the same extent as the foregoing indemnity from the Company to each U.S. Underwriter, but only with respect to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, up




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to an amount not to exceed the proceeds that each Selling Shareholder has received from the Combined Offering.

                 (c) If any action, suit or proceeding shall be brought against any U.S. Underwriter or any person controlling any U.S. Underwriter in respect of which indemnity may be sought against the Company or any Selling Shareholder, such U.S. Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the indemnifying parties and such U.S. Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such U.S. Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such U.S. Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment of a court of competent jurisdiction for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any U.S. Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and




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against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (d) Each U.S. Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and the Selling Shareholders, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each U.S. Underwriter, but only with respect to information relating to such U.S. Underwriter furnished in writing by or on behalf of such U.S. Underwriter through you expressly for use in the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any such controlling person or any Selling Shareholder based on the Registration Statement, the U.S. Prospectus or any U.S. Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any U.S. Underwriter pursuant to this paragraph (d), such U.S. Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by paragraph (c) above (except that if the Company or the Selling Shareholders shall have assumed the defense thereof such U.S. Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such U.S. Underwriter's expense), and the Company, its directors, any such officer, any such controlling person, and the Selling Shareholders, shall have the rights and duties given to the U.S. Underwriters by paragraph (c) above. The foregoing Indemnity Agreement shall be in addition to any liabilities which any U.S. Underwriter may otherwise have.

                 (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (b) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the




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other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the U.S. Underwriters, in each case as set forth in the table on the cover page of the U.S. Prospectus; provided that, in the event that the U.S. Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Shareholders or the U.S. Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the U.S. Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the U.S. Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or by the U.S. Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (f) The Company, the Selling Shareholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent




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
misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint. No Selling Shareholder shall be required to contribute any amount in excess of the proceeds that such Selling Shareholder has received from the Combined Offering.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any U.S. Underwriter or any person controlling any U.S. Underwriter, the Company, its directors or officers or the Selling Shareholders, any director, officer or partner of a Selling Shareholder or any person controlling the Company or any Selling Shareholder, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any U.S. Underwriter or any person controlling any U.S. Underwriter, or to the Company, its directors or officers, or to a Selling Shareholder, any director, officer or partner of a Selling Shareholder or any person controlling the Company or any Selling Shareholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this
Section 9.

         10. CONDITIONS OF U.S. UNDERWRITERS' OBLIGATIONS. The several obligations of the U.S. Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:




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                 (a)  If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M. New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any U.S. Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise) shall have been complied with to your satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, that would have a Material Adverse Effect, not contemplated by the Prospectuses, which in your opinion, as Representatives of the several U.S. Underwriters, would materially, adversely affect the market for the Shares.

                 (c) You shall have received on the Closing Date an opinion of Baker & Hostetler, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

                 (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Ohio and is duly qualified and in good standing in all other jurisdictions in which the nature of the business transacted or property owned or leased by it makes such qualification necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect;

                (ii) Each of James W. Daly, Inc., Bailey Drug Company,
         Cardinal Syracuse, Inc., Ohio Valley-Clarksburg, Inc. and Whitmire Distribution Corporation (collectively, the "Significant Subsidiaries") is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction, if any, listed opposite its name on Exhibit A to such opinion, and to the best of such counsel's knowledge, except for outstanding shares of preferred stock of Cardinal Syracuse, Inc., the Company, directly or through other Subsidiaries, owns all of the outstanding shares of





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
         capital stock of all the Significant Subsidiaries free and clear of any perfected security interest, or, to the best knowledge of such counsel, any other security interest, lien, adverse claim, equity or other encumbrance;

            (iii) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses under the caption "Description of Capital Stock";

             (iv) The Shares to be issued and sold to the U.S.
         Underwriters by the Company under this Agreement have been duly authorized and when issued and delivered to the U.S. Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive rights;

              (v) The Shares to be sold to the U.S. Underwriters by the Selling Shareholders under this Agreement are validly issued, fully paid and nonassessable, and free of preemptive rights;

             (vi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectuses pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

            (vii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the U.S. Underwriters as provided herein, and the U.S. Underwriting Agreement has been duly authorized, executed and delivered by the Company;

           (viii) Neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of this Agreement or compliance by the Company with all provisions of this Agreement nor consummation by the Company of the transactions contemplated hereby conflicts with or constitutes a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Significant Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Significant Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or is otherwise known to such counsel, which





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
         conflict, breach or default would have a Material Adverse Effect, or, except as disclosed in the Registration Statement, will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries under any such agreement, indenture, lease or other instrument, nor will any such action result in any violation of any existing Ohio or federal law (assuming compliance with all applicable Ohio securities or Blue Sky laws), judgment, injunction, order or decree known to such counsel and applicable to the Company or any of the Significant Subsidiaries or any of their respective properties, which violation would have a Material Adverse Effect;

             (ix) No consent, approval, authorization or other order, or registration or filing with, any U.S. court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the U.S. Underwriters as contemplated by this Agreement;

             (x) (A) The Registration Statement and the Prospectuses and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and (B) each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

             (xi) To the best knowledge of such counsel, (A) other than as described or contemplated in the Prospectuses, there are no legal or governmental proceedings pending or threatened against the Company or any of the Significant Subsidiaries, or to which the Company or any of the Significant Subsidiaries, or any of their properties, is subject, which are required to be described in the Registration Statement or Prospectuses and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;





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
            (xii) The statements in the Registration Statement and Prospectuses under the caption "Description of Capital Stock", insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for by the Act with respect to such documents; and

           (xiii) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectuses, including general review and discussion of the contents thereof but has made no independent check or verification thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement and the Prospectuses (except for financial statements and notes thereto and other financial data included or incorporated by reference therein, as to which such counsel need not comment) at the time the Registration Statement became effective or at the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                 In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Company and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Ohio, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the U.S. Underwriters are justified in relying thereon.

                 (d) You shall have received on the Closing Date an opinion from each of (i) Wachtell, Lipton, Rosen & Katz, counsel for Apollo Investment Fund, L.P., Chemical Equity Associates and Melburn G. Whitmire and
(ii) Baker & Hostetler, counsel for Gary E. Close and James E. Clare, and (iii) Meadows, Owens, Collier, Reed, Cousins & Blair, L.L.P., counsel for William L. Clifton, Jr., James R. Clifton and The Mary Lacy Clifton Separate Property





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Trust, dated the Closing Date and addressed to you, as Representatives of the several U.S. Underwriters, to the effect that:

              (i) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of each of the Selling Shareholders and are valid and binding agreements of each Selling Shareholder;

             (ii) Each Selling Shareholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Shareholder has agreed to sell pursuant to this Agreement; and

            (iii) The execution and delivery of this Agreement, the International Underwriting Agreement and the Custody Agreement by the Selling Shareholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of the certificate of incorporation or bylaws of any corporate Selling Shareholder, the partnership agreement of any Selling Shareholder that is a partnership, the constituent document of any Selling Shareholder that is a trust, or, to such counsel's knowledge, any agreement, indenture, lease or other instrument to which any Selling Shareholder is a party or by which any of them or any of their assets or property is bound, or violate any statute, law, regulation, court order or decree known to such counsel to be applicable to any Selling Shareholder or to any of the property or assets of any Selling Shareholder, except for any such conflicts, breaches, defaults or violations that would not have a Material Adverse Effect on the ability of such Selling Shareholder to consummate the transactions contemplated by this Agreement.

                 In rendering their opinion as aforesaid, counsel may, as to factual matters, rely upon written certificates or statements of officers of the Selling Shareholders and, as to matters of law, may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Selling Shareholders as to laws of any jurisdiction other than the United States or the State of New York (in the case of Wachtell, Lipton, Rosen &
Katz), Ohio (in the case of Baker & Hostetler), or Texas (in the case of Meadows, Owens, Collier, Reed, Cousins & Blair, L.L.P.), provided that (1) each such local counsel is reasonably acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance reasonably satisfactory to them and their counsel, and





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(3) counsel shall state in their opinion that they believe that they and the
    U.S. Underwriters are justified in relying thereon.

                 (e) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the U.S. Underwriters, dated the Closing Date, with respect to the matters referred to in clauses (iv), (vi), (vii),
(x)(A) and (xiii) of the foregoing paragraph (c) and such other related matters as you may reasonably request.

                 (f) You shall have received letters addressed to you, as Representatives of the several U.S. Underwriters, and dated the date hereof and the Closing Date from Deloitte & Touche, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (g) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be threatened by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectuses (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectuses (or any amendment or supplement thereto), any Material Adverse Effect; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectuses (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by any executive officer and, in each case, the chief financial officer of the Company to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

                 (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.





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                 (i) All the representations and warranties of the Selling
Shareholders contained in this Agreement shall be true and correct, on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Shareholders to the effect set forth in this Section 10(i) and in Section 10(j) hereof.

                 (j) The Selling Shareholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements contained in this Agreement or the International Underwriting Agreement and required to be performed or complied with by them at or prior to the Closing Date.

                 (k) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                 (l) The Shares shall have been listed or approved for listing subject to notice of issuance, on the New York Stock Exchange.

                 (m) The closing under the International Underwriting
Agreement shall have occurred on the Closing Date concurrently with the closing hereunder.

                 All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                 The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated the Option Closing Date in question and the opinions or letters called for by paragraphs (c), (d), (e) and (f) shall be revised to reflect the sale of Additional Shares.

         11. EXPENSES. Except for costs and expenses to be paid for by the Selling Shareholders, as set forth below, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each of the Prepricing Prospectuses, the Prospectuses, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight





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
charges and charges for counting and packaging) of such copies of the registration statement, each U.S. Prepricing Prospectus, the U.S. Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the cost of production (or reproduction) and delivery of this Agreement, the International Underwriting Agreement, the Supplemental Agreement Among U.S. Underwriters, the Agreement Among Managers, the Agreement Between U.S. Underwriters and Managers, the International Selling Agreement, the Managers' Questionnaire, the preliminary and supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Shares; (v) the registration of the Common Shares under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several jurisdictions as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the U.S. Underwriters and Managers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) the performance by the Company of its other obligations under this Agreement and the International Underwriting Agreement. The Selling Shareholders agree to pay underwriting discounts and commissions and transfer taxes (in proportion of the number of Shares being offered by each of them, including any Additional Shares that the Managers have elected to purchase) and the fees and expenses of each of their individual counsel (including local and special counsel) for the Selling Shareholders, if any, incident to the performance by the Selling Shareholders of their other obligations under this Agreement or the International Underwriting Agreement.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when





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notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several U.S. Underwriters, by notifying the Company and the Selling Shareholders.

                 If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting U.S. Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date, each non-defaulting U.S. Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting U.S. Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting U.S. Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the U.S. Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the U.S. Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting U.S. Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any such default of any such U.S. Underwriter under this Agreement. The term "U.S. Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting U.S. Underwriter is obligated, but fails or refuses, to purchase.

                 Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.





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         13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any U.S. Underwriter to the Company or any Selling Shareholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the U.S. Prospectus or to enforce contracts for the resale of the Shares by the U.S. Underwriters.

                 Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. INFORMATION FURNISHED BY THE U.S. UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first, second and fourth paragraphs under the caption "Underwriting" in any U.S. Prepricing Prospectus and in the U.S. Prospectus constitute the only information furnished by or on behalf of the U.S. Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

         15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 655 Metro Place South, Suite 925, Dublin, Ohio 43017, Attention:
Robert D. Walter, Chairman; or (ii) if to you, as Representatives of the several U.S. Underwriters, care of Smith Barney Inc., 1345 Avenue of the Americas, New York, New York 10105, Attention: Manager, Investment Banking Division; or (iii) if to Apollo Investment Fund, L.P., at
                , Attention:               ;  with a copy to Wachtell, Lipton,
Rosen & Katz, at 51 West 52nd Street, New York, New York 10019, Attention:
David A. Katz, Esq.; or (iv) if to Chemical Equity Associates, at
, Attention:
      ; with a copy to Wachtell, Lipton, Rosen & Katz, at 51 West 52nd Street, New York, New York 10019, Attention: David A. Katz, Esq.; or (v) if to Melburn
G. Whitmire, at





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
  ; with a copy to Wachtell, Lipton, Rosen & Katz, at 51 West 52nd Street, New York, New York 10019, Attention: David A. Katz, Esq.; or (vi) if to a member
of the Solomons family, at                    , Attention:  Philip Solomons,
Jr.; with a copy to Cardinal Health, Inc., 655 Metro Place South, Suite 925, Dublin, Ohio 43017, Attention: George H. Bennett, Jr., Esq.; or (vii) if to any member of the Clifton family, or The Mary Lacy Clifton Separate Property Trust, at
       , Attention:  William L. Clifton, Jr.; or (ix) if to Gary E. Close, at
; or (x) if to James E. Clare, at                                , Attention:
James E. Clare; with a copy to Cardinal Health, Inc., 655 Metro Place South, Suite 925, Dublin, Ohio 43017, Attention: George H. Bennett, Jr., Esq.

                 This Agreement has been and is made solely for the benefit of the several U.S. Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section hereof and the Selling Shareholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any U.S. Underwriter of any of the Shares in his status as such purchaser.

         16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                 This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.





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
                 Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several U.S. Underwriters.


                                        Very truly yours,

                                        CARDINAL HEALTH, INC.


                                        By .......................
                                                  Title:


                                        Each of the Selling Shareholders
                                        named in Schedule I hereto


                                        By ..........................
                                                Attorney-in-Fact


                                        By .......................
                                                Attorney-in-Fact


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several U.S.
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
GOLDMAN, SACHS & CO.
BEAR, STEARNS & CO. INC.
WILLIAM, BLAIR & COMPANY

   As Representatives of the Several U.S. Underwriters

By SMITH BARNEY INC.


By ............................
         Managing Director





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
                                   SCHEDULE I


                              CARDINAL HEALTH INC.


Part A - Firm Shares

                                                                                  Number of
Selling Shareholders              Custodian           Attorney-in-Fact           Firm Shares
- --------------------              ---------           ---------------            -----------


                                                                                 ______________
                                                      Total........              ______________





Part B - Additional Shares
- --------------------------
                                                                                    Number of
Selling Sharehold                                                                Additional Shares
- --------------------                                                             -----------------





                                                                                 _______________
                                                       Total........             _______________





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
                                  SCHEDULE II


                              CARDINAL HEALTH INC.

                                              Number of                                          Number of
                  Underwriter                Firm Shares              Underwriter               Firm Shares
                  -----------                -----------              -----------               -----------
Smith Barney Inc. ...

Goldman, Sachs & Co.  . . .
Bear, Stearns & Co. Inc.  .
William Blair & Company . .







                                                                       Total.....               -----------
                                                                                                -----------





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